UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 16, 2020 (March 13, 2020)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12120 Sunset Hills Road, Suite 330, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	INAP	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On March 13, 2020, Internap Corporation (“INAP”) and its affiliates Datagram LLC, Hosting Intellect LLC, Internap Connectivity LLC, SingleHop LLC, Ubersmith, Inc. and Internap Technology Solutions Inc. (collectively with INAP, the “INAP RSA Parties” or the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with holders (the “Consenting Lenders”) of approximately 77% of the Company’s outstanding term loans.  As set forth in the RSA, including in the term sheet attached thereto (including all exhibits, annexes and schedules attached thereto, the “Term Sheet”), the INAP RSA Parties and Consenting Lenders (collectively, the “RSA Parties”) have agreed to the principal terms of a proposed financial restructuring (the “Restructuring”) of the Company. The Restructuring is contemplated to be implemented through a prepackaged Chapter 11 plan of reorganization (the “Plan”). As further described below, on March 16, 2020, the Company filed voluntary petitions for relief (collectively, the “Chapter 11 Cases”) under Title 11 of the United States Code (the “Bankruptcy Code”) to effect the Plan.

The RSA contemplates a comprehensive deleveraging of the Company’s balance sheet. Specifically, the RSA and Term Sheet provide, in pertinent part, as follows:

•	The Company’s general unsecured creditors will be paid in full in the ordinary course of business.
•
The Company will enter into debtor-in-possession financing structured as a delayed draw term loan (the “DIP Facility”) providing for a limit of $75 million (including the $5 million refinancing of the New Incremental Loans (as hereinafter defined)).  The DIP Facility will mature on the earliest of (i) six months from the date on which the Chapter 11 Cases are commenced (the “Petition Date”), (ii) the conversion or dismissal of the Chapter 11 Cases, (iii) the sale of substantially all of the assets of the Company, (iv) the acceleration of the DIP Facility in accordance with its terms and (v) the effective date of the Plan (the “Effective Date”).  The DIP Facility will bear interest at LIBOR + 1000 basis points, payable in cash monthly.

•
The DIP Facility will convert into a priority exit facility (the “Priority Exit Facility”) upon the Company’s emergence from the Chapter 11 Cases. The Priority Exit Facility will have a 3-year maturity and bear interest at a rate of LIBOR + 1000 basis points payable in cash.

•
The Company will enter into a new term loan facility (the “New Term Loan Facility”) on the Effective Date.  The New Term Loan Facility will provide for term loans in the principal amount of $225 million, mature 5 years after the Effective Date and bear interest at a rate of LIBOR + 650 basis points, 300 basis points of which will be paid in cash and 350 basis points will be paid in kind; provided that, at the election of the INAP board of directors post-Effective Date, 200 basis points of the LIBOR + 300 basis points cash interest may be payment in kind.

•	The Company will use its commercially reasonable efforts to enter into a new $15 million senior secured first out working capital facility on the Effective Date.
•
The lenders under the Credit Agreement dated April 6, 2017 by and among INAP, as borrower, certain of its subsidiaries as guarantors, Jefferies Finance LLC as administrative and collateral agent and the other lenders thereto (as amended, the “Credit Agreement”) will receive 100% of the new common stock initially issued by reorganized INAP post-Effective Date.

•
Holders of existing INAP common stock will receive warrants to purchase 10% of the new common stock of reorganized INAP (the “Warrants”); provided that such holders provide releases.  The Warrants will have a strike price calculated to imply an equity value at which the holders of claims under the Credit Agreement recover their principal amount of indebtedness under the Credit Agreement plus prepetition interest on their allowed loan claims (plus amounts outstanding under the New Term Loan Facility).

•
On the Effective Date, up to 10% of the fully diluted common stock of reorganized INAP, in the form of restricted stock grants and/or options, shall be reserved for issuance pursuant to a management incentive plan, on terms to be determined by the INAP board of directors post-Effective Date.

The RSA includes certain milestones for the progress of the Chapter 11 Cases, which include the dates by which the INAP RSA Parties are required to, among other things, obtain certain court orders and consummate the Restructuring. No assurance can be given that the Restructuring described in the RSA and the Term Sheet will be consummated.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

The information in Item 2.03 is incorporated by reference herein.

Item 1.03	Bankruptcy or Receivership.

On March 16, 2020, the Company filed the Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of New York, White Plains Division (the “Bankruptcy Court”) and filed the Plan with the Bankruptcy Court.

The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Internap Technology Solutions Inc. et al. The Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Plan and requested first day relief anticipate that vendors and other unsecured creditors who continue to work with the Company on existing terms will be paid in full and in the ordinary course of business.

Additional information about the Chapter 11 Cases may be obtained by visiting https://cases.primeclerk.com/inap or by calling Prime Clerk LLC at (877) 720-6575 (US Toll-Free) or (646) 214-8809 (Local/International).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Incremental Loans

On March 13, 2020, the Company entered into an agreement to borrow $5 million of additional incremental term loans (the “New Incremental Loans”) under the Credit Agreement.  The New Incremental Loans bear interest at a rate of LIBOR (with a 1.0% floor) + 1000 basis points.

Use of Proceeds.  The Company is using the proceeds of the New Incremental Loans to, among other things, (i) fund the ordinary course payments, working capital needs and other expenditures of the Company in advance of and during the Chapter 11 Cases, (ii) pay certain fees, interest, payments and expenses related to the Chapter 11 Cases, and (iii) pay fees and expenses related to the transactions contemplated by the New Incremental Loans in accordance with such budget.

Priority.  Priority for the New Incremental Loans will be pari passu with the existing term loans under the Credit Agreement.

Affirmative and Negative Covenants.  The New Incremental Loans are subject to the same as those under the Credit Agreement, as amended by the Eighth Amendment (as hereinafter defined).

Events of Default.  The events of default for the New Incremental Loans are the same as those under the Credit Agreement, as amended by the Eighth Amendment.

Maturity.  The New Incremental Loans will mature on the earliest of: (i) September 11, 2020; (ii) the sale of substantially all of the Company’s assets; (iii) the date of the consummation of the Plan or (iv) certain accelerations of the obligations under the Credit Agreement.

Incremental and Eighth Amendment to Credit Agreement

In connection with the New Incremental Loans, the Company entered into the Incremental and Eighth Amendment to Credit Agreement (the “Eighth Amendment”) on March 13, 2020. The Eighth Amendment, among other things: (i) authorizes the incremental commitment for the New Incremental Loans under the Credit Agreement; (ii) grants additional security interests in favor of the lenders for the Company’s motor vehicles and outstanding equity interests of certain foreign subsidiaries; and (iii) adds Internap Technology Solutions Inc. as a party to the Credit Agreement.

In addition, the Eighth Amendment amended (i) the affirmative covenants to, among other things, require the Company to provide a cash receipt and disbursement budget and rolling 13-week forecasts of the same and to meet certain milestones with respect to the Chapter 11 Cases, including solicitation of the Plan, entry into the DIP Facility, and confirmation of the Plan by the Bankruptcy Court; and (ii) the negative covenants to, among other things: (A) further limit the debt the Company can borrow and repay; (B) eliminate the ability of the Company to incur liens for sale and leaseback transactions, incremental debt and equity interests and real property; (C) further limit the ability of the Company to make investments; (D) eliminate the ability of the Company to engage in mergers; (E) further limit dispositions and acquisitions of certain property; (F) eliminate the ability of the Company to pay dividends or make redemptions; (G) further limit the Company’s ability to engage in transactions with affiliates and (H) eliminate the leverage and interest coverage ratio covenants.

The Eighth Amendment further amended the events of default to provide that it will be an event of default for the New Incremental Loans if, among other things, the Company uses the proceeds from the New Incremental Loans in a manner outside of the budget, subject to certain variances or in connection with the Chapter 11 Cases, or the Company supports a plan of reorganization or disclosure statement that does not repay the obligations as set forth in the RSA.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the Credit Agreement, as a result of which the principal and interest due thereunder became immediately due and payable. The ability of the lenders to enforce such payment obligations under the Credit Agreement is automatically stayed as a result of the Chapter 11 Cases, and the lenders’ rights of enforcement in respect of obligations under the Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Incentive Arrangements

In connection with the RSA, the Company adopted incentive arrangements for certain of its senior executives (collectively, the “Incentive Arrangements”).  The Incentive Arrangements provide incentive payments to five key employees (the “Incentive Participants”) to promote retention and continuity during the Chapter 11 Cases and thereafter. The Incentive Arrangements will be paid in cash, 50% of which will be paid within five days following the emergence of the Company from the Chapter 11 Cases and the remaining 50% to be paid on March 31, 2021.  The Incentive Arrangements generally require that the Incentive Participants must not have voluntarily resigned or been terminated for cause prior to the applicable payment dates. The Incentive Participants and potential cash incentive award amounts are set forth below:

Name	Title	Potential Payments
Michael Sicoli	Chief Financial Officer	$575,000
Andrew Day	Chief Operating Officer	$200,000
Richard Diegnan	General Counsel	$400,000
John Filipowicz	Chief Administrative Officer	$100,000
Christine Herren	Corporate Controller and Chief Accounting Officer	$200,000

To effectuate the Incentive Arrangements, on March 13, 2020, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Employment Agreement between INAP and Michael Sicoli dated August 26, 2019. Amendment No. 1 provides for the terms and conditions by which the Incentive Arrangement payments discussed above will be paid out to Mr. Sicoli.

In addition, on March 13, 2020, the Company entered into incentive bonus letter agreements (each a “Letter Agreement”) with each of Messrs. Day, Diegnan and Filipowicz and Ms. Herren (the “Specified Executives”) to supplement the existing offer letters with each Specified Executive. Each Letter Agreement sets forth the terms and conditions by which the Incentive Arrangement payments discussed above will be paid out to the Specified Employees.  Ms. Herren’s Letter Agreement also provides for a severance payment of 12 months base salary for a termination by the Company without cause.

The foregoing description of Amendment No. 1 and the Letter Agreements with the Specified Executives does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 and the Letter Agreements with the Specified Executives, copies of which are filed as Exhibit 10.3 and Exhibits 10.4 through 10.7, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 5.02.

Item 7.01	Regulation FD Disclosure.

In connection with the filing of the Chapter 11 Cases, INAP issued a press release on March 16, 2020, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Trading in INAP’s Securities

INAP cautions that trading in INAP’s securities (including, without limitation, its common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for INAP’s securities may bear little or no relationship to the actual recovery, if any, by holders of INAP’s securities in the Chapter 11 Cases. INAP expects that its equity holders will experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.  INAP expects to receive a notice of delisting from the Nasdaq Global Market as a result of the Chapter 11 Cases.

Forward-Looking Statements

Certain statements in this Form 8-K contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s ability to obtain approval by the Bankruptcy Court of the Plan or any other plan of reorganization, including the treatment of the claims of the Company’s lenders, vendors, trade creditors and equity holders, among others under the Plan; the Company’s ability to obtain approval with respect to motions in the Chapter 11 Cases and the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Company will operate under the Chapter 11 Cases and the continued availability of operating capital during the pendency of the Chapter 11 Cases or difficulty in forecasting the liquidity requirements of the operations of the Company’s business; the potential adverse effects of the Chapter 11 Cases on the Company’s business, liquidity, results of operations or business prospects; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the ability to execute the Company’s business and restructuring plan, including the Company’s ability to continue to serve customers, suppliers and other business partners; increased legal and advisor costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the risk that the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to retain key executives and employees during the Chapter 11 Cases; the transactions contemplated by the RSA being subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control and any statements or assumptions underlying any of the foregoing. These statements are often identified by words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "continue," "could" or "should," that an "opportunity" exists, that the Company is "positioned" for a particular result, statements regarding the Company’s vision or similar expressions or variations. These statements are based on the beliefs and expectations of the Company’s management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements.

Therefore, actual future results and trends may differ materially from what is forecast in such forward-looking statements due to a variety of factors, including, without limitation: the decisions of the Court; negotiations with the Company’s lenders, creditors and equity holders; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the RSA and any other financial arrangement during the pendency of the Chapter 11 Cases; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions, including as a result of the outbreak of COVID-19, may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operations.

These risks and other important factors discussed under the caption "Risk Factors" in the Company’s most recent Annual Report on Form 10-K filed with the SEC and the Company’s other reports filed with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made in this Form 8-K.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

10.1
Restructuring Support Agreement, dated as of March 13, 2020 by and among Internap Corporation, Datagram LLC, Hosting Intellect LLC, Internap Connectivity LLC, SingleHop LLC, Ubersmith, Inc. and Internap Technology Solutions Inc. and the lenders party thereto.

10.2	Incremental and Eighth Amendment to Credit Agreement, dated March 13, 2020, by and among Internap Corporation, the lenders party thereto and Jefferies Finance LLC as administrative agent.

10.3	Amendment No. 1, dated March 13, 2020 to Employment Agreement between Internap Corporation and Michael Sicoli dated August 26, 2019.

10.4	Incentive Bonus Letter Agreement dated March 13, 2020 between Internap Corporation and Andrew Day.

10.5	Incentive Bonus Letter Agreement dated March 13, 2020 between Internap Corporation and Richard Diegnan.

10.6	Incentive Bonus Letter Agreement dated March 13, 2020 between Internap Corporation and John Filipowicz.

10.7	Incentive Bonus and Severance Letter Agreement dated March 13, 2020 between Internap Corporation and Christine Herren.

99.1	Press Release dated March 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: March 16, 2020	By:	/s/ Michael T. Sicoli
Michael T. Sicoli
President, Chief Financial Officer